UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 16, 2015
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 8.01 Other Events

         On July 20, 2015, TASER International, Inc. ("the Company") issued a press release announcing an agreement pursuant to which its wholly owned subsidiary, TASER International BV, has acquired all of the outstanding capital stock of Tactical Safety Responses Limited, a United Kingdom ("UK") corporation ("TSR"), its licensed distributor of TASER smart weapons and body cameras in the UK on July 16, 2015. The purchase price consists of $4.0 million cash at close, and additional amounts in the form of earn-outs, subject to the achievement of defined performance metrics. This investment will help expand TASER's ability to bring key public safety technologies to its partners across the UK by growing its on-the-ground sales and support team. The acquired entity will operate under the name AXON Public Safety UK. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Press release dated July 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2015	TASER International, Inc.
	By:	/s/ DANIEL M. BEHRENDT
Daniel M. Behrendt
Chief Financial Officer